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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Computer Sciences Corporation on Form S-4 of our report dated May 24, 1996, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the year ended March 29, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

DELOITTE & TOUCHE LLP
Los Angeles, California

June 24, 1996